UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

RAVEN BIOFUELS INTERNATIONAL CORPORATION
(exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52475
(Commission File Number)

N/A
(IRS Employer Identification No.)

61 South Paramus Road, Paramus, New Jersey 07652
(Address of principal executive offices and Zip Code)

1-866-433-3356
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

On June 30, 2008, and July 3, 2008, we entered into term sheets for private placement financings with Blackhawk Investments Ltd. and Clean Energy Holding Corp. respectively. The term sheets are for private placements of up to 8 million units for aggregate gross proceeds of up to $8 million with Blackhawk, and up to 2 million units for aggregate gross proceeds of up to $2 million with Clean Energy. Each unit will consist of one share of common stock and one share purchase warrant, with each warrant exercisable for two years from closing at the price of $1.50 per share. The private placements are required to close within 30 days of the execution of the term sheet.

The completion of the private placements is subject to completion of definitive subscription agreements and are to close concurrently. The foregoing description of the terms of the private placement is qualified by the term sheets attached as exhibits 10.1 and 10.2 to this current report.

Item 9.01	Exhibits

10.1	Memorandum of Terms, dated June 28, 2008.

10.2	Memorandum of Terms, dated July 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN BIOFUELS INTERNATIONAL CORPORATION

/s/ John L Sams
John L. Sams, Chief Operating Officer
Date: July 3, 2008